EXHIBIT 3.1

Certificate of Incorporation	Certificat de constitution

TransCanada Corporation	414844-4

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

/s/ [ILLLEGIBLE]	February 25, 2003 / le 25 février 2003
Director - Directeur	Date of Incorporation - Date de constitution

FORM 1 ARTICLES OF INCORPORATION (SECTION 6)	FORMULE 1 STATUTS CONSTITUTIFS (ARTICLE 6)
1 - Name of corporation	Dénomination de la société

TransCanada Corporation

2 - The place in Canada where the registered office is to be situated	Lieu au Canada où doit être situé le siège social

In the Province of Alberta

3 - The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la société est autorisée à émettre

See attached Schedule “A”.

4 - Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

There are no restrictions on the transfer of shares of the Corporation.

5 - Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs

The Board of Directors of the Corporation shall consist of such number, being not less than ten and not more than twenty, as may be determined from time to time by the Board of Directors.

6 - Restrictions, if any, on business the corporation may carry on	Limites imposées à l’activitécommerciale de la société, s’il y a lieu

There are no restrictions on the business which the Corporation may carry on.

7 - Other provisions, if any	Autres dispositions, s’il y a lieu

See attached Schedule “B”.

8 - Incorporators – Fondateurs	February 25, 2003
Name(s) – Nom(s)	Address (include postal code) Adresse (inclure le code postal)	Signature
TransCanada PipeLines Limited	450 – 1st Street S.W. Calgary, Alberta T2P 5H1	/S/ Rhondda E.S. Grant

FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTÈRE SEULEMENT Corporation No. – N° de la société	Filed – Déposée February 25, 2003
IC 3419 (5/95)

Schedule “A”

to the Articles of Incorporation of
TransCanada Corporation

The classes and any maximum number of shares that the Corporation is authorized to issue:

A.                                   an unlimited number of common shares;

B.                                     an unlimited number of First Preferred Shares; and

C.                                     an unlimited number Second Preferred Shares.

The rights, privileges, restrictions and conditions attaching to each class of shares of the Corporation are set out below.

A.                                    COMMON SHARES

                The common shares of the Corporation shall entitle the holders thereof to one vote at all meetings of shareholders, except meetings at which only holders of another specified class of shares are entitled to vote, and shall, subject to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares and the Second Preferred Shares, whether as a class or a series, and to any other class or series of shares of the Corporation which rank prior to the common shares, entitle the holders thereof to receive (i) dividends if, as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amount and payable at such times and at such place or places as the Board of Directors may from time to time determine and (ii) the remaining property of the Corporation upon a dissolution.

B.            FIRST PREFERRED SHARES

The First Preferred Shares shall, as a class, carry and be subject to the rights, privileges, restrictions and conditions hereinafter set forth:

Issue In Series

1.             The directors of the Corporation may at any time and from time to time issue the First Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.

Provisions Attaching to the First Preferred Shares

2.             The First Preferred Shares of any series may have attached thereto rights, privileges, restrictions and conditions whether with regard to dividends (which, in the case of fixed dividends, shall in all cases be cumulative), voting, the right to convert such shares into common shares or otherwise including, without limiting the generality of the foregoing, the following kinds of rights, privileges, restrictions and conditions, namely with respect to: (i) the redemption and purchase of First Preferred Shares by the Corporation; (ii) sinking funds or funds for purchase or redemption of First Preferred Shares; (iii) payment of dividends on any other shares of the Corporation; (iv) redemption, purchase or payment off of any shares of the Corporation or any subsidiary of the Corporation; (v) the exercise by the Corporation of any election open to it to make any payments of corporation, income or other taxes; (vi) subdivision, consolidation or reclassification of any shares of the Corporation; (vii) borrowing by the Corporation or any subsidiary of the Corporation; (viii) the creation or issue of any debt or equity securities by the Corporation or any subsidiary of the Corporation including the issue of any First Preferred Shares in addition to the First Preferred Shares at any time outstanding; (ix) reduction of capital by the Corporation or any subsidiary of the Corporation; (x) retirement of notes, bonds or debentures or other indebtedness of the Corporation or any subsidiary of the Corporation; (xi) conduct of the business of the Corporation or investment of its funds; (xii) meetings of the holders of the First Preferred Shares; and (xiii) the right of holders of First Preferred Shares to convert or exchange such shares into shares of any class of the Corporation or into or for any other securities of the Corporation or into or for shares or securities of any other company.

Directors’ Resolutions

3.             The directors of the Corporation may, subject as hereinafter provided, by resolution fix from time to time before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to the First Preferred Shares of each series.

Return of Capital

4.             When any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the First Preferred Shares of all series shall participate rateably with all preferred shares, if any, which rank on a parity with the First Preferred Shares with respect to payment of dividends, in respect of such dividends, including accumulations, if any, in accordance with the sums which would be payable on the First Preferred Shares and such other preferred shares if all such dividends were declared and paid in full in accordance with their terms, and the First Preferred Shares shall participate rateably with all preferred shares, if any, which rank on a parity with the First Preferred Shares with respect to repayment of capital, in respect of any return of capital in accordance with the sums which would be payable on the First Preferred Shares and such other preferred shares on such return of capital if all sums so payable were paid in full in accordance with their terms.

Preferences

5.             The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series, and shall be entitled to preference with respect to payment of dividends over the common shares and over any other shares ranking junior to the First Preferred Shares with respect to payment of dividends and shall be entitled to preference with respect to distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs over the common shares and over any other shares ranking junior to the First Preferred Shares with respect to repayment of capital and may also be given such other preferences not inconsistent with the provisions hereof over the common shares and over any other shares ranking junior to the First Preferred Shares in any respect as may be determined in the case of each series of First Preferred Shares authorized to be issued.

Purchase for Cancellation

6.             Subject to the provisions of the Canada Business Corporations Act and subject to the provisions relating to any particular series of First Preferred Shares, the Corporation may at any time or times purchase for cancellation (if obtainable) out of capital or otherwise the whole or any part of the First Preferred Shares of any one or more series outstanding from time to time in the market (including purchase through or from an investment dealer or firm holding membership on a recognized stock exchange) or by invitation for tenders addressed to all the holders of record of the said series of First Preferred Shares outstanding at the lowest price or prices at which in the opinion of the directors such shares are obtainable but not exceeding the price at which, at the date of purchase, such shares are redeemable, plus costs of purchase. If upon any invitation for tenders under the provisions of this section 6 more First Preferred Shares of any particular series are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation will accept, to the extent required, the tenders submitted at the lowest price and then, if and as required, the tenders submitted at the next progressively higher prices and, if more shares are tendered at any such price than the Corporation is prepared to purchase, the shares tendered at that price will be purchased as nearly as may be pro rata (disregarding fractions) according to the number of First Preferred Shares of such series so tendered by each of the holders of First Preferred Shares who submitted tenders at that price.  From and after the date of purchase of any First Preferred Shares under the provisions of this section 6, the shares so purchased shall be cancelled.

Redemption

7.             Subject to the provisions of the Canada Business Corporations Act and subject to the provisions relating to any particular series, the Corporation, upon giving notice as hereinafter provided, may redeem out of capital or otherwise at any time the whole or from time to time any part of the then outstanding First Preferred Shares of any one or more series on payment for each share of such price or prices as may at the time be applicable to such series. Subject as aforesaid, in case a part only of the then outstanding First Preferred Shares of any particular series is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors or the transfer agent, if any, appointed by the Corporation in respect of the First Preferred Shares of such series shall decide or, if the directors so determine, may be redeemed pro rata disregarding fractions.

Procedure on Redemption

8.             Subject to the provisions of the Canada Business Corporations Act and subject to the provisions relating to any particular series, in any case of redemption of First Preferred Shares under the provisions of the foregoing section 7, the following provisions shall apply.  The Corporation shall at least 30 days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of First Preferred Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such First Preferred Shares.  Such notice shall be mailed in a prepaid letter addressed to each such shareholder at his address as it appears in the securities register maintained by or for the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder, provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption.  Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed.  On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the First Preferred Shares to be redeemed the redemption price on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates for the First Preferred Shares called for redemption.  Such payment shall be made by cheque of the Corporation payable in lawful money of Canada at par at any branch of the Corporation’s bankers for the time being in Canada.  Such First Preferred Shares shall thereupon be redeemed and shall be cancelled.  If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.  From and after the date so specified for redemption, the First Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of such holders shall remain unaffected.  The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any First Preferred Shares as aforesaid to deposit the redemption price of the shares so called for redemption, or of such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such First Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the First Preferred Shares in respect whereof such deposit shall have been made shall be cancelled and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

Rights to Subscribe to Other Securities

9.             The holders of the First Preferred Shares shall not as such be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized otherwise than in accordance with the conversion, exchange or other rights, if any, which may from time to time attach to any series of the First Preferred Shares.

Rights to Attend and Vote at Shareholders’ Meetings

10.           Subject to the provisions of the Canada Business Corporations Act, and except as hereinafter provided, the holders of the First Preferred Shares shall not be entitled to receive notice of or attend any meeting of the shareholders of the Corporation and shall not be entitled to any vote at any such meeting.  The holders of any particular series of First Preferred Shares will, if the directors so determine prior to the issuance of any such series, be entitled to such voting rights as may be determined by the directors if the Corporation fails to pay dividends on that series of First Preferred Shares for any period as may be so determined by the directors.

Amendments

11.           The provisions of the foregoing sections 1 to 10, inclusive, the provisions of this section 11 and the provisions of the following section 12 may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the First Preferred Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act.

Sanction by Holders of First Preferred Shares

12.           The sanction of holders of the First Preferred Shares or of any series of the First Preferred Shares as to any and all matters referred to herein or as may otherwise be required by the Canada Business Corporations Act or the provisions relating to any particular series may, subject to the provisions applicable to such series, and subject to the provisions of the Canada Business Corporations Act, be given by resolution passed at a meeting of such holders duly called and held for such purpose at which the holders of at least a majority of the outstanding First Preferred Shares or series, as the case may be, are present or represented by proxy and carried by the affirmative vote of the holders of not less than 66 2/3% of the First Preferred Shares or series, as the case may be, represented and voted at such meeting cast on a poll.  If at any such meeting the holders of a majority of the outstanding First Preferred Shares or series, as the case may be, are not present or represented by proxy within half an hour after the time appointed for the meeting then the meeting shall be adjourned to such date being not less than 15 days later and to such time and place as may be appointed by the chairman and at least ten days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called.  At such adjourned meeting the holders of First Preferred Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of the holders of not less than 66 2/3% of the First Preferred Shares represented and voted at such adjourned meeting cast on a poll shall constitute the sanction of the holders of First Preferred Shares or series referred to in this section 12.  The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the by-laws of the Corporation with respect to meetings of shareholders.  On every poll taken at every such meeting or adjourned meeting every holder of First Preferred Shares shall be entitled to one vote in respect of each First Preferred Share held.

C.            SECOND PREFERRED SHARES

The Second Preferred Shares shall, as a class, carry and be subject to the rights, privileges, restrictions and conditions hereinafter set forth:

Issue in Series

1.             The directors of the Corporation may at any time and from time to time issue the Second Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.

Provisions attaching to the Second Preferred Shares

2.             The Second Preferred Shares of any series may have attached thereto rights, privileges, restrictions and conditions whether with regard to dividends (which, in the case of fixed dividends, shall in all cases be cumulative), voting, the right to convert such shares into common shares or otherwise including, without limiting the generality of the foregoing, the following kinds of rights, privileges, restrictions and conditions, namely with respect to: (i) the redemption and purchase of Second Preferred Shares by the Corporation; (ii) sinking funds or funds for purchase or redemption of Second Preferred Shares; (iii) payment of dividends on any other shares of the Corporation; (iv) redemption, purchase or payment of any shares of the Corporation or any subsidiary of the Corporation; (v) the exercise by the Corporation of any election open to it to make any payments of corporation, income or other taxes; (vi) subdivision, consolidation or reclassification of  any shares of the Corporation; (vii) borrowing by the Corporation or any subsidiary of the Corporation; (viii) the creation or issue of any debt or equity securities by the Corporation or any subsidiary of the Corporation including the issue of any Second Preferred Shares in addition to the Second Preferred Shares at any time outstanding; (ix) reduction of capital by the Corporation or any subsidiary of the Corporation; (x) retirement of notes, bonds or debentures or other indebtedness of the Corporation or any subsidiary of the Corporation; (xi) conduct of the business of the Corporation or investment of its funds; (xii) meetings of the holders of the Second Preferred Shares; and (xiii) the right of holders of Second Preferred Shares to convert or exchange such shares of any class of the Corporation into or for any other securities of the Corporation or into or for shares or securities of any other company.

Directors’ Resolution

3.             The directors of the Corporation may, subject as hereinafter provided, by resolution fix from time to time before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to the Second Preferred Shares of each series.

Liquidation, Dissolution or Winding-Up

4.             The Second Preferred Shares of all series shall rank junior to the First Preferred Shares with respect to priority in payment of dividends and with respect to distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and will be subject in all respects to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class and to each series of First Preferred Shares.

Return of Capital

5.             When any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Second Preferred Shares of all series shall participate rateably with all preferred shares, if any, which rank on a parity with the Second Preferred Shares with respect to payment of dividends, in respect of such dividends, including accumulations, if any, in accordance with the sums which would be payable on the Second Preferred Shares and such other preferred shares if all such dividends were declared and paid in full in accordance with their terms, and the Second Preferred Shares shall participate rateably with all preferred shares, if any, which rank on a parity with the Second Preferred Shares with respect to repayment of capital, in respect of any return of capital in accordance with the sums which would be payable on the Second Preferred Shares and such other preferred shares on such return of capital if all sums so payable were paid in full in accordance with their terms.

Preferences

6.             The Second Preferred Shares of each series shall rank on a parity with the Second Preferred Shares of every other series, and shall be entitled to preference with respect to payment of dividends over the common shares and over any other shares ranking junior to the Second Preferred Shares with respect to payment of dividends and shall be entitled to preference with respect to distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary of involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs over the common shares and over any other shares ranking junior to the Second Preferred Shares with respect to repayment of capital and may also be given such other preferences not inconsistent with the provisions hereof over the common shares and over any other shares ranking junior to the Second Preferred Shares in any respect as may be determined in the case of each series of Second Preferred Shares authorized to be issued.

Purchase for Cancellation

7.             Subject to the provisions of the Canada Business Corporations Act and subject to the provisions relating to any particular series of Second Preferred Shares, the Corporation may at any time or times purchase for cancellation (if obtainable), out of capital or otherwise, the whole or any part of the Second Preferred Shares of any one or more series outstanding from time to time in the market (including purchase through or from an investment dealer or firm holding membership on a recognized stock exchange) or by invitation for tenders addressed to all the holders of record of the said series of Second Preferred Shares outstanding at the lowest price or prices at which in the opinion of the directors such shares are obtainable but not exceeding the price at which, at the date of purchase, such shares are redeemable, plus costs of purchase.  If upon any invitation for tenders under the provisions of this section 7 more Second Preferred Shares of any particular series are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation will accept, to the extent required, the tenders submitted at  the lowest price and then, if and as required, the tenders submitted at the next progressively higher prices and, if more shares are tendered at any such price than the Corporation is prepared to purchase, the shares tendered at that price will be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Second Preferred Shares of such series so tendered by each of the holders of Second Preferred Shares who submitted tenders at that price. From and after the date of purchase of any Second Preferred Shares under the provisions of this section 7, the shares so purchased shall be cancelled.

Redemption

8.             Subject to the provisions of the Canada Business Corporations Act and subject to the provisions relating to any particular series, the Corporation, upon giving notice as hereinafter provided, may redeem out of capital or otherwise at any time the whole or from time to time any part of the then outstanding Second Preferred Shares of any one or more series on payment for each share of such price or prices as may at the time be applicable to such series. Subject as aforesaid, in case a part only of the then outstanding Second Preferred Shares of any particular series is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors or the transfer agent, if any, appointed by the Corporation in respect of the Second Preferred Shares of such series shall decide or, if the directors so determine, may be redeemed pro rata disregarding fractions.

Procedure on Redemption

9.             Subject to the provisions of the Canada Business Corporations Act and subject to the provisions relating to any particular series, in any case of redemption of Second Preferred Shares under the provisions of the foregoing section 8, the following provisions shall apply.  The Corporation shall at least 30 days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Second Preferred Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Second Preferred Shares.  Such notice shall be mailed in a prepaid letter addressed to each such shareholder at his address as it appears in the securities register maintained by or for the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder, provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption.  Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed.  On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Second Preferred Shares to be redeemed the redemption price on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates for the Second Preferred Shares called for redemption.  Such payment shall be made by cheque of the Corporation payable in lawful money of Canada at par at any branch of the Corporation’s bankers for the time being in Canada.  Such Second Preferred Shares shall thereupon be redeemed and shall be cancelled. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.  From and after the date so specified for redemption, the Second Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of such holders shall remain unaffected.  The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Second Preferred Shares as aforesaid to deposit the redemption price of the shares so called for redemption, or of such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Second Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Second Preferred Shares in respect whereof such deposits shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

Rights to Subscribe to Other Securities

10.           The holders of the Second Preferred Shares shall not as such be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized otherwise than in accordance with the conversion, exchange or other rights, if any, which may from time to time attach to any series of the Second Preferred Shares.

Rights to Attend and Vote at Shareholders’ Meetings

11.           Subject to the Canada Business Corporations Act, and except as hereinafter provided, the holders of the Second Preferred Shares shall not be entitled to receive notice of or attend any meeting of the shareholders of the Corporation and shall not be entitled to any vote at any such meeting.  The holders of any particular series of Second Preferred Shares will, if the directors so determine prior to the issuance of any such series, be entitled to such voting rights as may be determined by the directors if the Corporation fails to pay dividends on that series of Second Preferred Shares for any period as may be so determined by the directors.

Amendments

12.           The provisions of sections 1 to 11, inclusive, the provisions of this section 12 and the provisions of the following section 13 may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Second Preferred Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act.

Sanction by Holders of Second Preferred Shares

13.           The sanction of holders of the Second Preferred Shares or of any series of the Second Preferred Shares as to any and all matters referred to herein or as may otherwise be required by the Canada Business Corporations Act or the provisions relating to any particular series may, subject to the provisions applicable to such series, and subject to the Canada Business Corporations Act, be given by resolution passed at a meeting of such holders duly called and held for such purpose at which the holders of at least a majority of the outstanding Second Preferred Shares or series, as the case may be, are present or represented by proxy and carried by the affirmative vote of  the holders of not less than  66 2/3% of the Second Preferred Shares or series, as the case may be, represented and voted at such meeting cast on a poll.  If at any such meeting the holders of a majority of the outstanding Second Preferred Shares or series, as the case may be, are not present or represented by proxy within half an hour after the time appointed for the meeting then the meeting shall be adjourned to such date being not less than 15 days later and to such time and place as may be appointed by the chairman and at least ten days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Second Preferred Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of the holders of not less than 66 2/3% of the Second Preferred Shares represented and voted at such adjourned meeting cast on a poll shall constitute the sanction of the holders of Second Preferred Shares or series referred to in this section 13.  The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the by-laws of the Corporation with respect to meetings of shareholders.  On every poll taken at every such original or adjourned meeting every holder of Second Preferred Shares shall be entitled to one vote in respect of each Second Preferred Share held.

Schedule “B”

to the Articles of Incorporation of
TransCanada Corporation

Other Provisions

Without in any way limiting the powers conferred upon the Corporation and its directors by the Canada Business Corporations Act, the Board of Directors of the Corporation may, without authorization of the shareholders, from time to time on behalf of the Corporation in such amounts and on such terms as it deems expedient:

(a)                                  borrow money upon the credit of the Corporation;

(b)                                 issue, reissue, sell or pledge debt obligations of the Corporation;

(c)                                  give guarantees on behalf of the Corporation to secure performance of an obligation to any person; and

(d)                                 charge, mortgage, hypothecate, pledge or otherwise create or grant any form of security interest in, all or any real or personal, movable or immovable, property of the Corporation, currently owned or subsequently acquired, including book debts, rights, powers, franchises and undertaking, to secure any debt, obligation or any money borrowed or other debt or liability of the Corporation.

The Board of Directors may delegate to such one or more of the directors, a committee of directors or officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by the foregoing provisions to such extent and in such manner as the Board shall determine at the time of each such delegation.

In addition to any power the directors may have pursuant to the Canada Business Corporations Act to fill vacancies among their number, but subject to the maximum number of directors provided for in the articles, the directors may appoint up to two additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, provided such appointments shall not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

Meetings of shareholders of the Corporation may be held outside Canada at any of the following places:  Chicago, Illinois; Boston, Massachusetts; New York, New York; Washington, D.C.; Denver, Colorado; Houston, Texas; San Francisco, California; Los Angeles, California; Atlanta, Georgia; Tampa, Florida; Orlando, Florida; and Seattle, Washington.

FORM 3 NOTICE OF REGISTERED OFFICE OR NOTICE OF CHANGE OF ADDRESS OF REGISTERED OFFICE (SECTION 19)		FORMULE 3 AVIS DE DÉSIGNATION OU DE CHANGEMENT D’ADRESSE DU SIÈGE SOCIAL (ARTICLE 19)
	1-Name of the corporation – Dénomination sociale de la société	2 - Corporation No. – N° de la société

TransCanada Corporation

	3 - Place in Canada where the registered office is situated. (Describe the place in terms of a broad municipal definition. This place must match the place listed in Item 2 of the Articles.)	Lieu de siège social au Canada. (indiquer le lieu selon la définition gégérale de municipalité. Il doit correspondre au lieu indiqué à l’article 2 des statuts.)

Province of Alberta

4 - Address of Registered Office – Adresse due siège social

450 – 1st Street S.W. Calgary, Alberta T2P 5H1

CAUTION:

Address of registered office must be within the place that is described in the Articles and Item 3; otherwise an amendment to the Articles is required (paragraph 173(1)(b) of the Act, use Form 4) in addition to this form.

AVIS:

L’adresse du siège social doit se trouver dans les limites du lieu indiqué dans les statuts et à la rubrique 3.  Sinon, il faut midifier les statuts (alinéa 173(1)b) de la Loi) et remplir, outre la présente formule, la formule 4.

5 - Effective Date of Change –Date de prise d’effet

As of date of incorporation

6 - Previous Address of Registered Office –Ancienne adresse du siège social

Not applicable.

Date	Signature	Title – Titre

February 25, 2003	TransCanada PipeLines Limited Per:	Incorporator
/S/ Rhondda E.S. Grant
For Departmental Use Only – À l’usage du ministère seulement		IC 3420 (1998/04)

Filed Déposée	Feb. 25, 2003

	FORM 6 NOTICE OF DIRECTORS OR NOTICE OF CHANGE OF DIRECTORS (SECTIONS 106 AND 113)		FORMULE 6 LISTE DES ADMINISTRATEURS OU AVIS DE CHANGEMENT DES ADMINISTRATEURS (ARTICLES 106 ET 113)
1 - Name of corporation – Dénomination de la société		2 - Corporation No. – N° de la société

TransCanada Corporation

3 - The following persons became directors of this corporation		Les personnes suivantes sont devenues administrateurs de la présente société
Name Nom	Effective Date Date d’entrée en vigueur :	Residential Address – Adresse domiciliaire	Resident Canadian – Y/N Résident canadien – O/N

Skinner, Dale E.	As of date of incorporation	239 Pump Hill Crescent S.W. Calgary, Alberta T2V 4L9	Yes

4 - The following persons ceased to be directors of this corporation		Les personnes suivantes ont cessé d’être administrateurs de la présente société
Name Nom	Effective Date Date d’entrée en vigueur :	Residential Address – Adresse domiciliaire

5 - The directors of this corporation now are		Les administrateurs de la présente société sont maintenant
Name Nom	Residential Address – Adresse domiciliaire		Resident Canadian – Y/N Résident canadien – O/N
Skinner, Dale E.	239 Pump Hill Crescent S.W. Calgary, Alberta T2V 4L9		Yes

Date	Signature		Title – Titre

February 25, 2003	TransCanada PipeLines Limited Per:		Incorporator
/S/ Rhondda E.S. Grant
IC 3103 (S/96)			Filed – Déposée
Feb. 25, 2003